Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Curo Intermediate Holdings Corp. (“Seller”), a wholly owned subsidiary of CURO Group Holdings Corp. (the “Company”), entered into a Share Purchase Agreement dated August 2, 2023 and an Amendment to Share Purchase Agreement dated August 31, 2023 (collectively the “Purchase Agreement”), with Questrade Financial Group Inc. (“Purchaser”) pursuant to which Purchaser agreed to purchase from Seller all of the issued and outstanding equity interests of FLX Holding Corp. (“Flexiti”), which constitutes the entirety of the Company’s Canada point-of-sale lending segment, for a purchase price of approximately C$55 million, subject to an adjustment based on Flexiti’s tangible book value and certain other adjustments (the “Divestiture”). The Disposition closed on August 31, 2023. In connection with the Flexiti Divestiture, Seller has agreed to provide Purchaser with certain transition services for which the Seller will be paid certain variable fees (“Transition Services Agreement”).

The accompanying unaudited pro forma combined financial information should be read together with:
•The accompanying notes to the unaudited pro forma combined financial information;
•The Company’s historical consolidated financial statements and the accompanying notes included in the Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2023;
•The Company’s audited historical consolidated financial statements and the accompanying notes included in the Annual Report on Form 10-K as of and for the year ended December 31, 2022 filed with the SEC on March 10, 2023;

The preparation of the unaudited pro forma combined statement of operations for the years ended December 31, 2022 and 2021 and the unaudited pro forma financial information as of and for the six month period ended June 30, 2023 and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined financial information is based upon available information and certain assumptions that the Company and management believes are reasonable under the circumstances. The accompanying unaudited pro forma combined statements of operations for the years ended December 31, 2022 and 2021 and the six month period ended June 30, 2023 have been prepared giving effect to the Divestiture as if the Divestiture had occurred on March 10, 2021, the date the Company acquired Flexiti. The accompanying unaudited pro forma combined balance sheet as of June 30, 2023 has been prepared giving effect to the Divestiture as if the Divestiture occurred on June 30, 2023.

An unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 is not presented here because the Company did not acquire Flexiti until March 10, 2021 and, therefore, they are not included in our consolidated results for the year ended December 31, 2020.

The unaudited pro forma combined financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of the filing of the Current Report on Form 8-K to which these unaudited pro forma combined financial statements are attached.

The unaudited pro forma financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the Divestiture occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations. The unaudited pro forma combined statements of operations does not reflect the costs of any disintegration activities or benefits that may result from realization of future cost savings from the Divestiture.

Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF June 30, 2023
(in thousands)

	CURO Group Holdings Corp. Historical	Transaction Accounting Adjustments (Note 2a)		CURO Group Holdings Corp. Pro Forma Combined

ASSETS
Cash and cash equivalents	$112,531	$16,435	Note 2b	$128,966
Restricted cash	109,484	(33,109)		76,375
Gross loans receivable	2,139,865	(912,250)		1,227,615
Less: Allowance for loan losses	(272,615)	62,323		(210,292)
Loans receivable, net	1,867,250	(849,927)		1,017,323
Income taxes receivable	20,854	1,242		22,096
Prepaid expenses and other	44,518	12,104	Note 2b	56,622
Property and equipment, net	28,418	(2,592)		25,826
Investment in Katapult	18,368	—		18,368
Right of use asset - operating leases	56,021	(2,979)		53,042
Deferred tax assets	54,102	(38,798)		15,304
Goodwill	277,069	—		277,069
Intangibles, net	133,947	(59,940)		74,007
Other assets	22,275	(12,496)	Note 2b	9,779
Total Assets	$2,744,837	$(970,062)		$1,774,775
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Liabilities
Accounts payable and accrued liabilities	$78,343	$(24,174)		$54,169
Deferred revenue	36,793	(33,423)		3,370
Lease liability - operating leases	56,585	(3,403)		53,182
Contingent consideration related to acquisition	18,499	(512)		17,987
Income taxes payable	788	(788)		—
Accrued interest	39,306	—		39,306
Debt	2,772,872	(784,699)		1,988,173
Other long-term liabilities	10,016	—		10,016
Deferred tax liabilities	8	(7)		1
Total Liabilities	3,013,210	(847,006)		2,166,204
Commitments and contingencies
Stockholders' (Deficit) Equity
Preferred stock	—	—		—
Common stock	23	—		23
Treasury stock	(136,832)	—		(136,832)
Paid-in capital	127,939	(270,627)		(142,688)
Retained earnings	(227,900)	159,645		(68,255)
Accumulated other comprehensive loss	(31,603)	(12,072)		(43,675)
Total Stockholders' (Deficit) Equity	(268,373)	(123,054)		(391,427)
Total Liabilities and Stockholders' (Deficit) Equity	$2,744,837	$(970,062)		$1,774,775

The accompanying notes are an integral part of the unaudited pro forma combined balance sheet.

Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(in thousands, except per share data)

	CURO Group Holdings Corp. Historical	Transaction Accounting Adjustments (Note 2c)		CURO Group Holdings Corp. Pro Forma Combined
Revenue
Interest and fees revenue	$358,423	$(72,353)		$286,070
Insurance premiums and other income	60,293	(9,979)		50,314
Total revenue	418,716	(82,332)		336,384
Provision for losses	142,530	(30,411)		112,119
Net revenue	276,186	(51,921)		224,265
Operating expenses
Salaries and benefits	126,151	(16,388)		109,763
Occupancy	22,939	(710)		22,229
Advertising	4,306	(340)		3,966
Direct operations	28,558	(6,781)		21,777
Depreciation and amortization	18,162	(7,433)		10,729
Other operating expense	26,229	(257)		25,972
Total operating expenses	226,345	(31,909)		194,436
Other expense
Interest expense	125,044	(30,539)		94,505
Extinguishment or modification of debt costs	8,864	—		8,864
Loss (gain) on equity investment	5,547	—		5,547
Loss on change in fair value of contingent consideration	2,728	(2,728)		—
Gain on sale	2,027	—		2,027
Lease termination	1,435	—		1,435
Total other expense	145,645	(33,267)		112,378
Loss before income taxes	(95,804)	13,255		(82,549)
Provision for income taxes	22,994	3,513	Note 2e	26,507
Net loss	$(118,798)	$9,742		$(109,056)

Basic loss per share:	$(2.91)		Note 3	$(2.67)
Diluted loss per share:	$(2.91)		Note 3	$(2.67)

The accompanying notes are an integral part of the unaudited pro forma combined statement of operations.

Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED December 31, 2022
(in thousands, except per share data)

	CURO Group Holdings Corp Historical	Transaction Accounting Adjustments (Note 2c)		CURO Group Holdings Corp. Pro Forma Combined
Revenue
Interest and fees revenue	$905,407	$(95,332)		$810,075
Insurance and other income	88,490	(2,335)		86,155
Other revenue	32,021	(8,779)		23,242
Total revenue	1,025,918	(106,446)		919,472
Provision for losses	400,325	(45,180)		355,145
Net revenue	625,593	(61,266)		564,327
Operating expenses
Salaries and benefits	281,636	(25,365)		256,271
Occupancy	59,485	(1,258)		58,227
Advertising	32,143	(1,420)		30,723
Direct operations	64,128	(14,768)		49,360
Depreciation and amortization	36,322	(13,923)		22,399
Other operating expense	82,811	(3,392)		79,419
Total operating expenses	556,525	(60,126)		496,399
Other expense (income)
Interest expense	185,661	(40,641)		145,020
Income from equity method investment	3,985	—		3,985
Goodwill impairment	145,241	(37,414)		107,827
Loss on extinguishment of debt	4,391	(665)		3,726
Gain on change in fair value of contingent consideration	(7,605)	7,605		—
Gain on divestiture	(68,443)	—		(68,443)
Total other expense	263,230	(71,115)		192,115
Loss before income taxes	(194,162)	69,975		(124,187)
(Benefit) provision for income taxes	(8,678)	18,543	Note 2e	9,865
Net loss	$(185,484)	$51,432		$(134,052)

Basic loss per share:	$(4.59)		Note 3	$(3.32)
Diluted loss per share:	$(4.59)		Note 3	$(3.32)

The accompanying notes are an integral part of the unaudited pro forma combined statement of operations.

Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

CURO GROUP HOLDINGS CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED December 31, 2021
(in thousands, except per share data)

	CURO Group Holdings Corp. Historical	Transaction Accounting Adjustments (Note 2c)		CURO Group Holdings Corp. Pro Forma Combined
Revenue
Interest and fees revenue	$743,735	$(32,289)		$711,446
Insurance and other income	49,411	(421)		48,990
Other revenue	24,697	(2,132)		22,565
Total revenue	817,843	(34,842)		783,001
Provision for losses	245,668	(24,638)		221,030
Net revenue	572,175	(10,204)		561,971
Operating expenses
Salaries and benefits	237,109	(14,147)	Note 2d	222,962
Occupancy	55,559	(512)		55,047
Advertising	38,762	(1,272)		37,490
Direct operations	60,056	(14,380)		45,676
Depreciation and amortization	26,955	(10,445)		16,510
Other operating expense	68,473	(3,601)		64,872
Total operating expenses	486,914	(44,357)		442,557
Other expense (income)
Interest expense	97,334	(14,993)		82,341
Income from equity method investment	(3,658)	—		(3,658)
Gain from equity method investment	(135,387)	—		(135,387)
Loss on extinguishment of debt	40,206	—		40,206
Loss on change in fair value of contingent consideration	6,209	—		6,209
Total other (income) expense	4,704	(14,993)		(10,289)
Income before income taxes	80,557	49,146		129,703
Provision for income taxes	21,223	13,024	Note 2e	34,247
Net income	$59,334	$36,122		$95,456

Basic earnings per share:	$1.44		Note 3	$2.32
Diluted earnings per share:	$1.38		Note 3	$2.21

The accompanying notes are an integral part of the unaudited pro forma combined statement of operations.

Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of this filing on Form 8-K.
The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma combined financial statements were based on and derived from our historical consolidated financial statements, adjusted for certain transaction accounting adjustments. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Divestiture. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or statements of operations results would have actually been had the Divestiture occurred on the dates indicated. In addition, these unaudited pro forma combined financial statements should not be considered to be indicative of our future consolidated financial performance and statement of operations results. Further, the unaudited pro forma combined statement of operations does not reflect the costs of separation activities or benefits from the realization of future cost savings due to corporate cost savings expected to result from the Divestiture.

The accompanying unaudited pro forma combined statement of operations for six month period ended June 30, 2023 and unaudited pro forma combined statements of operations for the years ended December 31, 2022 and 2021 give effect to the Divestiture March 10, 2021, the date the Company acquired Flexiti. The accompanying unaudited pro forma combined balance sheet as of June 30, 2023 has been prepared giving effect to the Divestiture as having occurred on June 30, 2023.

Note 2 - Divestiture Accounting Adjustments

(a)    Reflects the elimination of the assets, liability, and historical equity balances sold as part of the Divestiture, as of June 30, 2023. The amount of the actual loss will be calculated based on the net book value of the sold entities as of the closing of the Divestiture on August 31, 2023 and, therefore, would differ from the current estimate, as of June 30, 2023.

(b)    Reflects the addition of (i) $41.7 million of cash related to purchase price received at closing, (ii) $16.2 million estimated closing tangible book value true up, and (iii) $0.1 million of cash received for excess unrestricted cash retained by Flexiti offset by (i) $11.5 million unrestricted cash retained by Flexiti, (ii) $10.6 million of deferred estimated closing tangible book value true up, (iii) $7.0 million other escrowed closing amounts and (iv) $12.5 million estimated transaction costs. The $10.6 million of deferred estimated closing tangible book value true up and $7.0 million other escrowed closing amounts are included in the unaudited pro forma financial information as a $14.5 million increase to Prepaid expenses and other and a $3.1 million increase to Other assets.

(c)    Reflects the elimination of revenue and expenses associated with the Divestiture for the years ended December 31, 2022 and 2021 and the six months ended June 30, 2023.

(d)    Includes a decrease of $0.3 million related to reimbursement of costs incurred associated with the Transition Services Agreement received from the Purchaser entered into as part of the Divestiture.

(e)    Applies a 26.5% estimated blended tax rate to Transaction Accounting Adjustments for the Divestiture. The estimated blended tax rate consists of the Canadian federal income tax rate and an estimated combined provincial income tax rate driven by the apportionment factors applicable to each province.

Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 3 - EPS

Pro forma basic and diluted earnings per share (in thousands, except per share data):

	For the six months ended June 30, 2023	For the year ended December 31, 2022	For the year ended December 31, 2021
Basic EPS
Combined pro forma net (loss) income	$(109,056)	$(134,052)	95,456
CURO historical basic weighted average common shares outstanding	40,893	40,428	41,155
Basic EPS	$(2.67)	$(3.32)	$2.32

Diluted EPS
Combined pro forma net (loss) income	$(109,056)	$(134,052)	95,456
CURO historical diluted weighted average common shares outstanding	—	—	1,988
Pro forma weighted average common shares outstanding	40,893	40,428	43,143
Diluted EPS	$(2.67)	$(3.32)	$2.21